EXHIBIT10.3

REFERRAL AGREEMENT

This Referral Agreement (the “Agreement”) is entered into as of March 17, 2008 by and between Michael R. Donn, Sr. (“Donn”) and GelTech Solutions Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company is in the business of marketing and selling polymer-based products (the “Products”);

WHEREAS, Donn is the former President of the Miami-Dade County Fire Fighters Association and a director of the Company;

WHEREAS, the parties have determined that it would be beneficial to enter into an arrangement whereby Donn would refer and forward to the Company potential customers for the Products (“Potential Customers”); and

WHEREAS, the parties desire to set forth their understanding in writing regarding the referral arrangement, all in accordance with the provisions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1.

Referrals.

(a)

Subject to the terms and conditions of this Agreement, Donn may from time to time refer Potential Customers to the Company.  Donn shall give the Company notice of Potential Customers.

(b)

The Company, in its sole discretion, shall have the option to offer and sell Products to any Potential Customer referred by Donn.  In the event the Company declines, for any reason, to offer and sell Products to any Potential Customer, the Company shall have no obligation to Donn under this Agreement or otherwise with respect to such Potential Customer.

(c)

If (i) the Company has not previously provided Products to a Potential Customer, except as a result of a referral by Donn (including prior to the date hereof), and (ii) the Company sells Products to such Potential Customer, upon such terms and conditions as may be acceptable to the Company and the Potential Customer, then the Company shall pay Donn a Referral Fee, as defined, in accordance with Section 2.

2.

Compensation.

(a)

Donn shall be entitled to a commission (a “Referral Fee”) of 2% of net sales of the Company from the Products to a Potential Customer that satisfies the requirements of Section 1(c)  for the period commencing on the date hereof and ending one  year following the termination of this Agreement.

(b)

Net Sales shall mean all amounts received by the Company in connection with the sales of the Products, including license fees, minimum annual royalties, and sales royalties, less any sales, use or other taxes other than the Company’s income taxes, customer discounts, price adjustments, returns and special charges or adjustments.

(c)

The Referral Fee shall be payable to Donn within 30_ days following the receipt by Company of payment.

3.

Term.

(a)

The term of this Agreement shall commence on the date of this Agreement and shall terminate at such time as Donn ceases to be a member of the Company’s Board of Directors.

(b)

The Company may terminate this Agreement for cause effectively upon the giving of notice.  Cause shall consist of (i) any allegation made by any governmental body alleging any acts by Donn or his agents which, if true, would include a violation of the anti-bribery provisions of the Foreign Corrupt Practices Act (the “Act”) or any inquiry or investigation by a governmental body involving possible violations by the Company of the anti-bribery provisions of the Act as a result of action taken by Donn or his agents; (ii) conviction of Donn of any act which is a crime under Florida or federal law; (iii) indictment or other criminal charge alleging that Donn has committed a felony; or (iv) any action taken by Donn to offer for sale, directly or indirectly, for the account of anyone other than the Company of products which compete with the Products.

4.

Acting as Finder Only; Non-Exclusivity.

4.1

(a)

It is understood that Donn is acting as a finder only and shall have no authority to enter into any agreements, obligations or commitments on the Company’s behalf, or to negotiate the terms of Potential Customers’ agreements with the Company.

(b)

Donn acknowledges that the Company may enter into referral agreements or other similar arrangements with other parties and that Donn shall have no rights under such agreements.

5.

Relationship.  The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

6.

Assignability.  The rights and obligations of the parties under this Agreement may not be assigned without the written consent of the other party. Such rights and obligation shall inure to the benefit of and be binding upon each party’s respective successors and assigns.

7.

Records and Inspection.  The Company shall maintain all records regarding the billings and revenue concerning the Referred Customers for a period of five years following receipt of payment by a Referred Customer.  Donn shall have the right to audit the Company’s books and records, solely limited to verifying billings and revenue, one time each year, at Donn’s own cost upon

10 days’ prior written notice to the Company.  Provided, however, if the audit reflects a greater than 5% deviation from the amounts paid, the audit charges will be paid by the Company.

8.

Notices and Addresses.   Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile evidenced by a confirmation slip, (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (e) by email, and such notices shall be addressed as follows:

If to the Company:	If to Donn:
GelTech Solutions, Inc.	Michael R. Donn, Sr.
1460 Park Lane South, Suite 1	1460 Park Lane South, Suite 1
Jupiter, FL 33458	Jupiter, FL 33458
Fax No.: (561) 427-6182	Fax No.: (561) 427-6182
Email: mcordani@geltechsolutions.com	Email: mdonn@ecospheretech.com

or to such other address as either party may from time to time specify in writing to the other party.  Any notice shall be effective only upon delivery; provided, that in the case of email, the email has not been returned to the sender as undeliverable.

9.

Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

10.

Governing Law/Venue.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.  In the event any action, suit or proceeding is instituted as a result of any matter or thing affecting this Agreement, the parties hereto hereby designate Palm Beach, County, Florida, as the proper jurisdiction and the venue in which same is to be instituted.

11.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

12.

Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

13.

Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

WITNESSES:	GELTECH SOLUTIONS, INC.

	By:	/s/ Michael Cordani
Michael Cordani, Chief Executive Officer

/s/ Michael R. Donn, Sr.
Michael R. Donn, Sr.

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